Exhibit 24.1

Limited Power of Attorney

Registration Statement on Form S-8

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors/officers of Myers Industries, Inc., an Ohio corporation, which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the registration of certain of its shares of common stock, no par value, for offering and sale pursuant to the Myers Industries, Inc. Employee Stock Purchase Plan, hereby constitutes and appoints R. David Banyard, Matteo Anversa, and Andrean R. Horton, and each of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments and documents related thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the New York Stock Exchange, and grants unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all things that each of said attorneys-in-fact and agents, or either of them or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, we have hereunto set our hands effective as of the 21st day of November, 2018.

/s/ R. David Banyard	/s/ Matteo Anversa
R. David Banyard	Matteo Anversa
President, Chief Executive Officer and Director	Executive Vice President and Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)

/s/ Kevin L. Brackman	/s/ F. Jack Liebau, Jr.
Kevin L. Brackman	F. Jack Liebau, Jr.
Vice President and Chief Accounting Officer	Chairman, Director
(Principal Accounting Officer)

/s/ Sarah R. Coffin	/s/ Ron DeFeo
Sarah R. Coffin	Ron DeFeo
Director	Director

/s/ William A. Foley	/s/ Bruce M. Lisman
William A. Foley	Bruce M. Lisman
Director	Director

/s/ Lori Lutey	/s/ Jane Scaccetti
Lori Lutey	Jane Scaccetti
Director	Director

/s/ Robert A. Stefanko
Robert A. Stefanko
Director